Exhibit 99.1
ARES CAPITAL CORPORATION ANNOUNCES DECEMBER 31, 2025 FINANCIAL RESULTS
AND DECLARES FIRST QUARTER 2026 DIVIDEND OF $0.48 PER SHARE

DIVIDEND DECLARATIONS

New York, NY — February 4, 2026 — Ares Capital Corporation (“Ares Capital”) (NASDAQ: ARCC) announced that its Board of Directors has declared a first quarter 2026 dividend of $0.48 per share. The first quarter 2026 dividend is payable on March 31, 2026 to stockholders of record as of March 13, 2026.

DECEMBER 31, 2025 FINANCIAL RESULTS

Ares Capital also announced financial results for its fourth quarter and year ended December 31, 2025.

OPERATING RESULTS

	Q4-25(3)		Q4-24(3)		FY-25		FY-24
(dollar amounts in millions, except per share data)	Total Amount	Per Share	Total Amount	Per Share	Total Amount	Per Share	Total Amount	Per Share
GAAP net income per share(1)		$0.41		$0.55		$1.86		$2.44
Core EPS(2)		$0.50		$0.55		$2.01		$2.33
Dividends declared and payable		$0.48		$0.48		$1.92		$1.92
Net investment income(1)	$370	$0.52	$363	$0.55	$1,415	$2.02	$1,436	$2.30
Net realized losses(1)	$(155)	$(0.22)	$(29)	$(0.03)	$(20)	$(0.03)	$(102)	$(0.16)
Net unrealized gains (losses)(1)	$78	$0.11	$23	$0.03	$(96)	$(0.13)	$188	$0.30
GAAP net income(1)	$293	$0.41	$357	$0.55	$1,299	$1.86	$1,522	$2.44

	As of
(dollar amounts in millions, except per share data)	December 31, 2025	December 31, 2024
Portfolio investments at fair value	$29,485	$26,720
Total assets	$31,235	$28,254
Stockholders’ equity	$14,318	$13,355
Net asset value per share	$19.94	$19.89
Debt/equity ratio	1.12x	1.03x
Debt/equity ratio, net of available cash(4)	1.08x	0.99x
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(1)All per share amounts and weighted average shares outstanding are basic and diluted. The basic and diluted weighted average shares outstanding for the three months and year ended December 31, 2025 were approximately 716 million and 699 million, respectively, and approximately 655 million and 624 million, respectively, for the comparable periods in 2024.

(2)Core EPS is a non-GAAP financial measure. Core EPS is the net increase (decrease) in stockholders’ equity resulting from operations, and excludes net realized and unrealized gains and losses, any capital gains incentive fee attributable to such net realized and unrealized gains and losses and any income taxes (including excise taxes) related to such net realized gains and losses, divided by the basic weighted average shares outstanding for the relevant period. GAAP net income (loss) per share is the most directly comparable GAAP financial measure. Ares Capital believes that Core EPS provides useful information to investors regarding financial performance because it is one method Ares Capital uses to measure its financial condition and results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Reconciliations of GAAP net income, the most directly comparable GAAP financial measure, to Core EPS are set forth in Schedule 1 hereto.

(3)Net income can vary substantially from period to period due to various factors, including the level of new investment commitments, the recognition of realized gains and losses and unrealized appreciation and depreciation. As a result, quarterly comparisons of net income may not be meaningful.

(4)Computed as total principal debt outstanding less available cash divided by stockholders’ equity. Available cash excludes restricted cash as well as cash held for uses specifically designated for paying interest and expenses on certain debt.

“Our strong fourth quarter results capped another successful year for our company. We originated a record level of new investment commitments, maintained strong credit performance with stable non-accruals, and generated a healthy level of profits, including core earnings in excess of our dividends,” said Kort Schnabel, Chief Executive Officer of Ares Capital. “Looking ahead, we believe our market-leading platform built on our scale, experience, rigorous credit standards and portfolio management capabilities position us well to continue to generate attractive returns for our stockholders over time.”

“During 2025, we continued to enhance ARCC’s strong balance sheet, adding a record $4.5 billion of new gross debt commitments while maintaining ample levels of liquidity to support both new and existing portfolio companies,” said Scott Lem, Chief Financial Officer of Ares Capital. “As an illustration of our leading track record through different interest rate and credit cycles, through year-end 2025, we have now paid a stable or growing level of regular quarter dividends for over 16 consecutive years.”

PORTFOLIO AND INVESTMENT ACTIVITY

(dollar amounts in millions)	Q4-25	Q4-24	FY-25	FY-24
Portfolio Activity During the Period:
Gross commitments	$5,825	$3,751	$15,775	$15,081
Exits of commitments	$4,661	$2,715	$12,106	$10,103

Portfolio Information:
			As of December 31,
			2025	2024
Portfolio investments at fair value			$29,485	$26,720
Fair value of accruing debt and other income producing securities(5)			$26,510	$23,643
Number of portfolio company investments			603	550
Percentage of floating rate securities at fair value(6)			72%	69%
Weighted average yields on debt and other income producing securities(7):
At amortized cost			10.3%	11.1%
At fair value			10.3%	11.2%
Weighted average yields on total investments(8):
At amortized cost			9.4%	10.0%
At fair value			9.3%	9.9%

Asset class percentage at fair value:
First lien senior secured loans			61%	57%
Second lien senior secured loans			5%	7%
Subordinated certificates of the SDLP			4%	5%
Senior subordinated loans			5%	5%
Preferred equity			9%	10%
Ivy Hill Asset Management, L.P.(9)			8%	7%
Other equity			8%	9%
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(5)Includes the fair value of Ares Capital’s equity investment in Ivy Hill Asset Management, L.P. (“IHAM”).

(6)Includes Ares Capital’s investment in the subordinated certificates of the SDLP (as defined below).

(7)Weighted average yields on debt and other income producing securities are computed as (a) the annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount or premium earned on accruing debt and other income producing securities (including the annualized amount of the regular dividend received by Ares Capital related to its equity investment in IHAM during the most recent quarter end), divided by (b) the total accruing debt and other income producing securities at amortized cost or at fair value (including the amortized cost or fair value of Ares Capital’s equity investment in IHAM as applicable), as applicable.

(8)Weighted average yields on total investments are computed as (a) the annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount or premium earned on accruing debt and other income producing securities (including the annualized amount of the regular dividend received by Ares Capital related to its equity investment in IHAM during the most recent quarter end), divided by (b) total investments at amortized cost or at fair value, as applicable.

(9)Includes Ares Capital’s subordinated loan and equity investments in IHAM, as applicable.

In the fourth quarter of 2025, Ares Capital made new investment commitments of approximately $5.8 billion, of which approximately $4.1 billion were funded. New investment commitments included 30 new portfolio companies and 84 existing portfolio companies. As of December 31, 2025, 254 separate private equity sponsors were represented in Ares Capital’s portfolio. Of the approximately $5.8 billion in new commitments made during the fourth quarter of 2025, 80% were in first lien senior secured loans, 2% were in second lien senior secured loans, 1% were in subordinated certificates of the Senior Direct Lending Program (the “SDLP”), 7% were in senior subordinated loans, 9% were in Ares Capital’s subordinated loan to IHAM and 1% were in other equity. Of the approximately $5.8 billion in new commitments, 94% were in floating rate debt securities, of which 87% contained interest rate floors and 1% were in the subordinated certificates of the SDLP. The weighted average yield of debt and other income producing securities funded during the period at amortized cost was 9.2% and the weighted average yield on total investments funded during the period at amortized cost was 9.1%. Ares Capital may seek to sell all or a portion of these new investment commitments, although there can be no assurance that Ares Capital will be able to do so. Also in the fourth quarter of 2025, Ares Capital funded approximately $677 million related to previously existing unfunded revolving and delayed draw loan commitments.

In the fourth quarter of 2025, Ares Capital exited approximately $4.7 billion of investment commitments, including $1.9 billion of loans sold to IHAM or certain vehicles managed by IHAM. Of the approximately $4.7 billion of exited investment commitments, 89% were first lien senior secured loans, 5% were second lien senior secured loans, 1% were senior subordinated loans, 2% were Ares Capital’s subordinated loan to IHAM, 2% were preferred equity and 1% were other equity. Of the approximately $4.7 billion of exited investment commitments, 93% were floating rate, 1% were fixed rate, 1% were non-income producing and 5% were on non-accrual status.

As of December 31, 2025 and 2024, the weighted average grade of the portfolio at fair value was 3.1 and 3.1, respectively, and loans on non-accrual status represented 1.8% of the total investments at amortized cost (or 1.2% at fair value) and 1.7% at amortized cost (or 1.0% at fair value), respectively. For more information on Ares Capital’s portfolio investment grades and loans on non-accrual status, see “Part II—Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Portfolio and Investment Activity” in Ares Capital’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (“SEC”) on February 4, 2026.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2025, Ares Capital had $638 million in cash and cash equivalents and $16.0 billion in total aggregate principal amount of debt outstanding ($16.0 billion at carrying value). Subject to borrowing base and other restrictions, Ares Capital had approximately $5.5 billion available for additional borrowings under its existing credit facilities as of December 31, 2025.

In December 2025, Ares Direct Lending CLO 7 LLC (“ADL CLO 7”), a wholly-owned, consolidated subsidiary of Ares Capital, completed a $1.0 billion term debt securitization (the “ADL CLO 7 Debt Securitization”). The ADL CLO 7 Debt Securitization is also known as a collateralized loan obligation and is an on-balance sheet financing incurred by ADL CLO 7, which is consolidated by Ares Capital for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the ADL CLO 7 Debt Securitization that mature on January 20, 2038 include (i) $570 million of Class A-1 Senior Notes, (ii) $50 million of Class A-2 Senior Notes, (iii) $80 million of Class B Senior Notes and (iv) approximately $303 million of subordinated notes (the “January 2038 CLO Subordinated Notes”). Ares Capital retained all of the January 2038 CLO Subordinated Notes, as such, the January 2038 CLO Subordinated Notes are eliminated in consolidation.

During the three months ended December 31, 2025, Ares Capital issued and sold approximately 1.1 million shares of common stock under its equity distribution agreements, with net proceeds totaling approximately $22 million, after giving effect to sales agents’ commissions and certain estimated offering expenses.

FOURTH QUARTER 2025 DIVIDENDS PAID

On October 28, 2025, Ares Capital announced that its Board of Directors declared a fourth quarter 2025 dividend of $0.48 per share for a total of approximately $344 million. The fourth quarter 2025 dividend was paid on December 30, 2025 to stockholders of record as of December 15, 2025.

RECENT DEVELOPMENTS

In January 2026, Ares Capital issued $750 million in aggregate principal amount of unsecured notes, which bear interest at a rate of 5.250% per annum and mature on April 12, 2031 (the “April 2031 Notes”). The April 2031 Notes pay interest semi-annually and all principal is due upon maturity. The April 2031 Notes may be redeemed in whole or in part at any time at Ares Capital’s option at a redemption price equal to par plus a “make whole” premium, if applicable, as determined pursuant to the indenture governing the April 2031 Notes, and any accrued and unpaid interest. The April 2031 Notes were issued at a discount to the principal amount. In connection with the April 2031 Notes, Ares Capital entered into an interest rate swap for a total notional amount of $750 million that matures on April 12, 2031. Under the interest rate swap, Ares Capital will receive a fixed interest rate of 5.250% and pay a floating interest rate of one-month SOFR plus 1.7217%.

In January 2026, Ares Capital repaid in full the $1,150 million aggregate principal amount outstanding of its unsecured notes upon their maturity, which bore interest at a rate of 3.875% per annum.

In February 2026, Ares Capital’s Board of Directors authorized an amendment to its existing stock repurchase program to extend the expiration date of the program from February 15, 2026 to February 15, 2027. Under the program, Ares Capital may repurchase up to $1.0 billion in the aggregate of its outstanding common stock in the open market at a price per share that meets certain thresholds below its net asset value per share, in accordance with the guidelines specified in Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The timing, manner, price and amount of any share repurchases will be determined by Ares Capital, in its discretion, based upon the evaluation of economic and market conditions, stock price, applicable legal and regulatory requirements and other factors.

From January 1, 2026 through January 29, 2026, Ares Capital made new investment commitments of approximately $1.4 billion, of which approximately $966 million were funded. Of the approximately $1.4 billion in new investment commitments, 90% were in first lien senior secured loans, 5% were in Ares Capital’s subordinated loan to IHAM, 3% were in preferred equity and 2% were in other equity. Of the approximately $1.4 billion in new investment commitments, 94% were floating rate, 2% were fixed rate and 4% were non-income producing. The weighted average yield of debt and other income producing securities funded during the period at amortized cost was 9.0% and the weighted average yield on total investments funded during the period at amortized cost was 8.5%. Ares Capital may seek to sell all or a portion of these new investment commitments, although there can be no assurance that it will be able to do so.

From January 1, 2026 through January 29, 2026, Ares Capital exited approximately $709 million of investment commitments. Of the approximately $709 million of exited investment commitments, 89% were first lien senior secured loans, 9% were second lien senior secured loans, 1% were subordinated certificates of the SDLP and 1% were other equity. Of the approximately $709 million of exited investment commitments, 97% were floating rate, 2% were fixed rate and 1% were non-income producing. The weighted average yield of debt and other income producing securities exited or repaid during the period at amortized cost was 10.1% and the weighted average yield on total investments exited or repaid during the period at amortized cost was 10.0%. Of the approximately $709 million of investment commitments exited from January 1, 2026 through January 29, 2026, Ares Capital recognized total net realized gains of approximately $16 million.

In addition, as of January 29, 2026, Ares Capital had an investment backlog of approximately $2.2 billion. Investment backlog includes transactions approved by Ares Capital’s investment adviser’s U.S. direct lending investment committee and/or for which a formal mandate, letter of intent or a signed commitment have been issued, and therefore Ares Capital believes are likely to close. The consummation of any of the investments in this backlog depends upon, among other things, one or more of the following: Ares Capital’s acceptance of the terms and structure of such investment and the execution and delivery of satisfactory transaction documentation. In addition, Ares Capital may sell all or a portion of these investments and certain of these investments may result in the repayment of existing investments. Ares Capital cannot assure you that it will make any of these investments or that Ares Capital will sell all or any portion of these investments.

WEBCAST / CONFERENCE CALL

Ares Capital will host a webcast/conference call on Wednesday, February 4, 2026 at 12:00 p.m. (Eastern Time) to discuss its quarter and year ended December 31, 2025 financial results. PLEASE VISIT ARES CAPITAL’S WEBCAST LINK LOCATED ON THE HOME PAGE OF THE INVESTOR RESOURCES SECTION OF ARES CAPITAL’S WEBSITE FOR A SLIDE PRESENTATION THAT COMPLEMENTS THE EARNINGS CONFERENCE CALL.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of Ares Capital’s website at www.arescapitalcorp.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call toll free by dialing +1 (800) 245-3047. International callers can access the conference call by dialing +1 (203) 518-9765. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected and to reference the conference ID ARCCQ425. For interested parties, an archived replay of the call will be available approximately one hour after the end of the call through March 4, 2026 at 5:00 p.m. (Eastern Time) to domestic callers by dialing toll free +1 (800) 839-4018 and to international callers by dialing +1 (402) 220-2985. An archived replay will also be available through March 4, 2026 on a webcast link located on the Home page of the Investor Resources section of Ares Capital’s website.

ABOUT ARES CAPITAL CORPORATION

Founded in 2004, Ares Capital is a leading specialty finance company focused on providing direct loans and other investments in private middle market companies in the United States. Ares Capital’s objective is to source and invest in high-quality borrowers that need capital to achieve their business goals, which oftentimes can lead to economic growth and employment. Ares Capital believes its loans and other investments in these companies can help generate attractive levels of current income and potential capital appreciation for investors. Ares Capital, through its investment manager, utilizes its extensive, direct origination capabilities and incumbent borrower relationships to source and underwrite predominantly senior secured loans but also subordinated debt and equity investments. Ares Capital has elected to be regulated as a business development company (“BDC”) and was the largest publicly traded BDC by market capitalization as of December 31, 2025. Ares Capital is externally managed by a subsidiary of Ares Management Corporation (NYSE: ARES), a publicly traded, leading global alternative investment manager. For more information about Ares Capital, visit www.arescapitalcorp.com.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast/conference call may constitute “forward-looking statements,” which relate to future events or Ares Capital’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and conditions may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Ares Capital’s filings with the SEC. Ares Capital undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

INVESTOR RELATIONS CONTACTS

Ares Capital Corporation
John Stilmar or Carl Drake
(888) 818-5298
irarcc@aresmgmt.com

ARES CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(in millions, except per share data)

	As of December 31,
	2025	2024
ASSETS
Total investments at fair value (amortized cost of $29,250 and $26,374, respectively)	$29,485	$26,720
Cash and cash equivalents	638	635
Restricted cash	286	225
Interest receivable	288	292
Receivable for open trades	317	224
Other assets	221	158
Total assets	$31,235	$28,254
LIABILITIES
Debt	$15,991	$13,727
Base management fee payable	111	100
Income based fee payable	89	91
Capital gains incentive fee payable	82	105
Interest and facility fees payable	193	170
Payable to participants	131	163
Interest rate swap collateral payable	155	62
Payable for open trades	5	236
Accounts payable and other liabilities	132	121
Deferred tax liabilities	28	92
Secured borrowings	—	32
Total liabilities	16,917	14,899
STOCKHOLDERS’ EQUITY
Common stock, par value $0.001 per share, 1,000 common shares authorized; 718 and 672 common shares issued and outstanding, respectively	1	1
Capital in excess of par value	13,359	12,502
Accumulated undistributed earnings	958	852
Total stockholders’ equity	14,318	13,355
Total liabilities and stockholders’ equity	$31,235	$28,254
NET ASSET VALUE PER SHARE	$19.94	$19.89

ARES CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(in millions, except per share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2025	2024	2025	2024
	(unaudited)	(unaudited)
INVESTMENT INCOME
Interest income from investments	$563	$542	$2,183	$2,162
Capital structuring service fees	57	48	185	172
Dividend income	149	153	591	594
Other income	24	16	93	62
Total investment income	793	759	3,052	2,990

EXPENSES
Interest and credit facility fees	210	187	793	715
Base management fee	111	100	425	374
Income based fee	89	91	348	364
Capital gains incentive fee	(15)	(1)	(23)	18
Administrative fees	3	3	15	12
Other general and administrative	8	7	36	31
Total expenses	406	387	1,594	1,514
NET INVESTMENT INCOME BEFORE INCOME TAXES	387	372	1,458	1,476
Income tax expense, including excise taxes	17	9	43	40
NET INVESTMENT INCOME	370	363	1,415	1,436
REALIZED AND UNREALIZED GAINS (LOSSES) ON INVESTMENTS, FOREIGN CURRENCY AND OTHER TRANSACTIONS:
Net realized gains (losses) on investments	(171)	(35)	101	(60)
Net realized gains (losses) on foreign currency and other transactions	15	10	(6)	5
Net income tax expense on net realized gains	1	(4)	(115)	(33)
Net realized losses	(155)	(29)	(20)	(88)
Net unrealized gains (losses) on investments	105	(3)	(114)	143
Net unrealized gains (losses) on foreign currency and other transactions	(17)	47	(41)	50
Net change in deferred tax liabilities	(10)	(21)	59	(5)
Net unrealized gains (losses)	78	23	(96)	188
Net realized and unrealized gains (losses) on investments, foreign currency and other transactions	(77)	(6)	(116)	100
Realized loss on extinguishment of debt	—	—	—	(14)
NET INCREASE IN STOCKHOLDERS’ EQUITY RESULTING FROM OPERATIONS	$293	$357	$1,299	$1,522

Basic and diluted net income per common share	$0.41	$0.55	$1.86	$2.44
Basic and diluted weighted average shares of common stock outstanding	716	655	699	624

SCHEDULE 1

Reconciliations of GAAP net income per share to Core EPS

Reconciliations of GAAP net income per share, the most directly comparable GAAP financial measure, to Core EPS for the three months and years ended December 31, 2025 and 2024 are provided below.

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2025	2024	2025	2024
	(unaudited)	(unaudited)
GAAP net income per share(1)	$0.41	$0.55	$1.86	$2.44
Adjustments:
Net realized and unrealized (gains) losses(1)	0.11	—	0.16	(0.14)
Capital gains incentive fee attributable to net realized and unrealized gains and losses(1)	(0.03)	—	(0.03)	0.03
Other income tax expense (including excise taxes) related to net realized gains and losses(1)	0.01	—	0.02	—
Core EPS(2)	$0.50	$0.55	$2.01	$2.33
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(1)All per share amounts and weighted average shares outstanding are basic and diluted. The basic and diluted weighted average shares outstanding for the three months and year ended December 31, 2025 were approximately 716 million and 699 million, respectively, and approximately 655 million and 624 million, respectively, for the comparable periods in 2024.

(2)Core EPS is a non-GAAP financial measure. Core EPS is the net increase (decrease) in stockholders’ equity resulting from operations, and excludes net realized and unrealized gains and losses, any capital gains incentive fee attributable to such net realized and unrealized gains and losses and any income taxes (including excise taxes) related to such net realized gains and losses, divided by the basic weighted average shares outstanding for the relevant period. GAAP net income (loss) per share is the most directly comparable GAAP financial measure. Ares Capital believes that Core EPS provides useful information to investors regarding financial performance because it is one method Ares Capital uses to measure its financial condition and results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.